LIMITED
POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

THAT I, Gary G White of Logan, West Virginia

do by these presents hereby make, constitute and appoint United Bankshares, Inc., through its authorized representatives, my true and lawful Attorney in Fact for me in my name, place and stead to prepare and file any and all statements whatsoever of my ownership in United Bankshares, Inc., requisite or necessary to be filed as fully to all intents and purposes as I might or could do if personally acting, and I hereby ratify all that my said Attorney shall do or cause to be done in this capacity to be done by virture of these presents.

IN WITNESS WHEREOF: I have hereto set my hand and seal on the 29th day of Sept, ~~19~~2008.

Gary G. White
(Signature)

STATE OF West Virginia
COUNTY OF Wood, TO WIT:

I, Rita Dotson, a Notary Public in and for the County and State aforesaid, do hereby certify that Gary G White, whose name is signed to the foregoing Power of Attorney, bearing the date of the 29th day of September, 2008 has this day acknowledged the same before me in my said County.

Given under my hane this 29th day of September, 2008.
My commission expires: 2/9/2010.

OFFICIAL SEAL
NOTARY PUBLIC
STATE OF WEST VIRGINIA
RITA DOTSON
United Bank, Inc.
514 Market Street
Parkersburg, WV 26101
My Commission Expires Feb. 9, 2010

Rita Dotson
Notary Public in and for